UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2020

LINDBLAD EXPEDITIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	LIND	The NASDAQ Stock Market LLC

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2020, the Board of Directors of Lindblad Expeditions Holdings, Inc., a Delaware corporation (the “Company”), appointed two additional directors, Mr. Thomas (Tad) Smith and Ms. Sarah Farrell, to fill vacant Board seats and serve on the Board of Directors of the Company effective immediately.

Thomas S. (“Tad”) Smith, Jr. was most recently the President and CEO of Sotheby’s, a New York Stock Exchange listed company that he sold for $3.7 billion in late 2019.  Under Tad’s leadership beginning in 2015, Sotheby’s developed and implemented a successful growth strategy, embraced technology and accelerated the company’s rate of innovation, revamped and improved its capital allocation, and brought in a new, talented, and diverse team to lead the company into the future.  The growth strategy included successfully repositioning the company in the largest art segment, Contemporary Art, boosting the company’s focus on private sales, adding to the company’s offices in places with opportunity such as Mumbai and Dubai, creating the world’s leading commercial gallery space in areas such New York, London, Paris, and Geneva, growing its lending business to an all-time high level, deepening its position in the crucial China market, and dramatically accelerating the company’s deployment of web and mobile technology, data on pricing and client management, and putting the company on the path to machine learning applications for its business through such acquisitions as Mei Moses and Thread Genius.  Prior to joining MSG, Tad was President, Local Media at Cablevision Systems Corporation, which had the same controlling shareholder as MSG.  At Cablevision, his responsibilities ranged from overseeing and growing News 12 Networks (the tri-state area leader in local cable news), to the leading daily newspapers Newsday on Long Island, and New York, the widely circulated free daily.  He was also responsible for restoring growth to Cablevision Media Sales by pioneering the use of set top box data to drive the company's advanced television advertising business to a leadership position within the industry.

 Ms. Farrell is an Associate at ValueAct Capital, a San Francisco-based investment firm. Prior to joining ValueAct Capital in August 2018, Ms. Farrell worked in Blackstone’s Private Equity group. Prior to Blackstone, she worked in investment banking at J.P. Morgan in the Mergers & Acquisitions group. Prior to her work at J.P. Morgan, Ms. Farrell worked as a Research Assistant to Robert Eccles and George Serafeim at the Harvard Business School, where she studied how organizations integrate sustainability into corporate strategy and how investors incentivize longer-term decision-making in the public markets. Ms. Farrell also served as a Harvard University Water Security Research Fellow and co-authored a paper published in the journal Water Policy.  She received a BA in Honors Chemistry from Harvard College, where she graduated magna cum laude.

Ms. Farrell and Mr. Smith will stand for re-election by shareholders at the Company’s 2020 Annual Meeting of Stockholders.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the resolutions duly adopted by the Board of Directors of the Company, effective immediately prior to the election of directors on March 25, 2020, the Company’s Bylaws were amended as follows:

The caption and Section 1.1 are amended in their entirety as follows:

 BY LAWS

OF

LINDBLAD EXPEDITIONS HOLDINGS, INC.

ARTICLE I
OFFICES

1.1            Registered Office. The registered office of Lindblad Expeditions Holdings, Inc. (the “Corporation”) in the State of Delaware shall be established and maintained at 251 Little Falls Drive, Wilmington, Delaware and Corporation Service Company shall be the registered agent of the corporation in charge thereof.

Section 3.1 is amended in its entirety as follows:

ARTICLE III
DIRECTORS

3.1           Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation. The number of directors which shall constitute the Board of Directors shall be not less than one (1) nor more than ten (10). The exact number of directors shall be fixed from time to time, within the limits specified in this Article III Section 1 or in the Certificate of Incorporation, by the Board of Directors. Directors need not be stockholders of the Corporation. The Board may be divided into Classes as more fully described in the Certificate of Incorporation.

Item 7.01 Regulation FD Disclosure.

Our press release announcing Ms. Farrell’s and Mr. Smith’s appointment described in Item 5.02 above is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1      Amended Bylaws

Exhibit 99.1    Press Release dated March 26, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

March 26, 2020	By:	/s/ Craig I. Felenstein
Craig I. Felenstein Chief Financial Officer

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